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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2002
(May 31, 2002)

WESTERN GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10389	84-1127613
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
12200 N. Pecos Street	Denver, Colorado	80234-3439
(Address of principal executive offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

No Changes
(Former name or former address, if changed since last report).

ITEM 5.    OTHER EVENTS

        Western announced on May 21, 2002 a number of executive management changes, including four promotions and the addition of an Exploration and Acquisitions Manager.

        William J. Krysiak was promoted to Executive Vice President and Chief Financial Officer. Mr. Krysiak is responsible for Western's corporate finance, accounting and financial planning functions. He joined Western in 1985 and most recently was Chief Financial Officer.

        John F. Chandler was promoted to Executive Vice President-Upstream and Marketing. Mr. Chandler is responsible for Western's upstream exploration and production business, in addition to governmental affairs, marketing, financial risk management and human resources. He joined Western in 1984 and most recently was Senior Vice President of Marketing, Production and Business Development.

        Edward A. Aabak was promoted to Executive Vice President-Midstream. Mr. Aabak is responsible for Western's integrated midstream business including operations, engineering, environmental & safety, business development and insurance and risk management. He joined Western in 1993 and most recently was Senior Vice President of Operations.

        Vance S. Blalock, was promoted to Vice President, Treasurer. Ms. Blalock is responsible for Western's credit and cash management, debt compliance, information technology, and various other internal accounting functions. She joined Western in 1981 and most recently was Treasurer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)
Date: May 31, 2002	By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)

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  ITEM 5. OTHER EVENTS
SIGNATURES